                                                                       Exhibit D

                        TRANSACTIONS IN SHARES OF THE COMPANY

     The Reporting Persons engaged in the following transactions in Shares during the preceding 60 days or since the filing of the Schedule 13D, whichever is less. Other than the sale on October 27, 1998 by Greenbelt of 100,000 Shares effected on the American Stock Exchange at a price per share of $5.6875, all transactions involved purchases of Shares on the American Stock Exchange, Pacific Stock Exchange and Chicago Stock Exchange ("Midwest"), respectively, or in the over-the-counter market.

  Reporting Person                                Price per Share
with Direct Beneficial     Date of       Number     (Excluding      Securities
     Ownership           Transaction    of Shares   Commissions)     Exchange
----------------------   -----------    --------- ---------------   ----------

     Greenway             09/29/98       22,300       4.1250        American
     Greenway             11/05/98        5,500       5.7500        Pacific
     Greensea             11/10/98       64,800       6.0000        American
     Greensea             11/11/98       23,500       5.9375        Midwest
     Greensea             11/11/98        2,000       5.6875        Pacific
     Greensea             11/11/98        4,400       5.9375        American
     Greenway             11/12/98       15,000       5.9375        Midwest
     Greenway             11/12/98        5,000       5.9375        Pacific
     Greenway             11/12/98        6,400       5.9375        American
     Greensea             11/13/98        5,500       5.9375        American
     Greensea             11/13/98       10,000       5.9375        Midwest
     Greensea             11/16/98      129,800       5.9934        American
     Greenbelt            11/16/98       99,300       5.9934        American
     Greenway             11/16/98       29,700       5.9934        Midwest
     Greenway             11/16/98        3,000       5.9934        Pacific
     Greenway             11/16/98       26,000       5.9934        American
     Greenway             11/17/98          500       5.9375        Pacific
     Greenway             11/17/98       13,900       5.9375        Midwest
     Greenway             11/17/98        2,900       5.9375        American
     Greenway             11/18/98        7,500       5.9863        American
     Greenway             11/18/98       10,400       5.9863        Pacific
     Greenway             11/18/98       17,700       5.9863        Midwest
     Greenway             11/19/98        5,200       5.9375        Midwest
     Greenway             11/19/98        4,200       5.9375        American
     Greenway             11/19/98        1,200       5.9375        Pacific
     Greenway             11/20/98       24,400       5.9375        Midwest
     Greenway             11/20/98       10,500       5.9375        American
     Greenway             11/20/98        8,700       5.9375        Pacific
     Greenway             11/23/98       34,400       5.9375        Third Market
     Greenbelt            11/23/98      100,000       5.9375        American
     Greentree            11/23/98       66,800       5.9849        American
     Greensea             11/23/98        8,000       5.9849        Pacific
     Greensea             11/23/98       14,100       5.9849        Midwest
     Greensea             11/23/98      107,800       5.9849        American
     Greenbelt            11/24/98      168,500       5.9375        American
     Greensea             11/24/98       35,000       5.9375        American
     Greensea             11/24/98       28,000       5.9375        Pacific
     Greensea             11/24/98       30,000       5.9375        Midwest